EXHIBIT 10.74

AGREEMENT FOR ASSIGNMENT OF STOCK OPTIONS

THIS AGREEMENT is made and entered into this 5th day of February, 1999, by and among Boland T. Jones (“BTJ”); Seven Gables Management Company, LLC, a Georgia limited liability company (the “LLC”); Seven Gables Partnership, L.P., a Georgia limited partnership (the “Partnership”); and Premiere Technologies, Inc., a Georgia corporation (“Premiere”).

BTJ owns, before the transfer described below, One Million Four Hundred Forty Thousand (1,440,000) nonqualified stock options (the “Options”) of Premiere, with vesting dates of November 6, 1996, 1997 and 1998, granted under that certain Amended and Restated Executive Employment and Incentive Option Agreement dated November 6, 1995 (the “Agreement”).

BTJ hereby transfers, assigns, conveys and sets over to the Partnership, its successors, representatives and assigns, as a contribution to the capital of the Partnership, all of his right, title and interest in and to the Options, together with all the powers, options, privileges and immunities therein contained.

Pursuant to Sections 2.2.5 and 17 of the Agreement, Premiere hereby consents to the transfer described above (the “Transfer”) and acknowledges and agrees that this instrument of transfer is in form and substance satisfactory to Premiere and that the Transfer is in full compliance with the Agreement. With respect to the Transfer, Premiere hereby waives any requirement of an opinion of counsel regarding federal or state securities laws.

After the Transfer, the Partnership is the owner of the Options. The Partnership, and the LLC as general partner of the Partnership, hereby accept and agree to be bound by all of the terms and provisions of the Agreement relating to the Options and any shares of stock issuable upon exercise of the Options.

This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Agreement for Assignment of Stock Options, Premiere acting by and through its duly authorized officer, this 5th day of February, 1999.

PREMIERE TECHNOLOGIES, INC.

By:	/s/ Patrick G. Jones

Title: Sr. V.P.

SEVEN GABLES MANAGEMENT
COMPANY, LLC

By:	/s/ Boland T. Jones

Boland T. Jones, Member

By:	/s/ Andrea L. Jones

Andrea L. Jones, Member

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

SEVEN GABLES PARTNERSHIP, L.P.

By:	Seven Gables Management
Company, LLC General Partner

By:	/s/ Boland T. Jones

Boland T. Jones, Member

By:	/s/ Andrea L. Jones

Andrea L. Jones, Member